Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

Spire Global, Inc.

8000 Towers Crescent Drive

Suite 1100

Vienna, Virginia 22182

We hereby consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-4 and the related Prospectus/Offer to Exchange of Spire Global, Inc. and to the incorporation by reference therein of our report dated March 31, 2022, with respect to the consolidated financial statements of ExactEarth, LTD for the year ended October 31, 2021.

/s/ Macias Gini & O’Connell LLP
San Francisco, California
November 16, 2022